                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                (Amendment No. )


Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             UNION BANKSHARES, INC.
---------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

               ------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

               ------------------------------------------------------------
         (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

               ------------------------------------------------------------
         (5) Total fee paid:

               ------------------------------------------------------------
   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

               ------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:

               ------------------------------------------------------------
         (3) Filing party:

               ------------------------------------------------------------
         (4)   Date Filed:

               ------------------------------------------------------------

                             Union Bankshares, Inc.
                             ----------------------

                             Union Bankshares, Inc.
                              20 Lower Main Street
                                   PO Box 667
                              Morrisville, VT 05661
                                 (802) 888-6600

                                                                  April 13, 2007

Dear Shareholder,

The 116th Annual Meeting of the Shareholders of Union Bankshares, Inc. will be held May 16th at 3:00 p.m. at the offices of Union Bank, located at 20 Lower Main Street, Morrisville, Vermont. You are cordially invited to attend.

Enclosed with this mailing is a Notice of Annual Meeting, a Proxy Statement and a Proxy Card for voting your shares. In addition to election of directors, we are asking shareholders to approve an amendment to the Company's Amended and Restated Articles of Association to increase the number of authorized shares of common stock from 5,000,000 to 7,500,000.

Also enclosed is a copy of the Annual Report of Union Bankshares, Inc. and its wholly-owned subsidiary, Union Bank, for the year ended December 31, 2006. The report includes a letter to shareholders, audited consolidated financial statements, summary of financial highlights, management's discussion and analysis of financial results, and other information about the Company.

Your attendance and vote at the annual meeting are important. We hope you will join us immediately following the meeting for an informal gathering of shareholders, directors and bank officers, including a tour of our new commercial services center and light refreshments.

Sincerely,

/s/ Kenneth D. Gibbons

Kenneth D. Gibbons
President and CEO

                             Union Bankshares, Inc.
                             ----------------------

                                    NOTICE OF
                       2007 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON WEDNESDAY, MAY 16, 2007

To the Shareholders of
Union Bankshares, Inc.:

The Annual Meeting of Shareholders of Union Bankshares, Inc. will be held at 3:00 p.m., local time, on Wednesday, May 16, 2007, at the banking offices of Union Bank, 20 Lower Main Street, Morrisville, Vermont, for the following purposes:

      1. To fix the number of directors at eight for the ensuing year and to elect eight directors (or such lesser number as circumstances may warrant), all of whom will serve for one year terms and until their successors are elected and qualified;

      2. To approve an amendment to Section 7 of the Company's Amended and Restated Articles of Association increasing the number of authorized shares of common stock, $2.00 par value per share, from 5,000,000 to 7,500,000 shares; and

      3. To consider and act upon any other business which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 30, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

                                       By Order of the Board of Directors,


                                       /s/ Robert P. Rollins

                                       Robert P. Rollins Secretary

Morrisville, Vermont
April 13, 2007

                             YOUR VOTE IS IMPORTANT

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. SHOULD YOU ATTEND THE MEETING YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                                 PROXY STATEMENT
                                TABLE OF CONTENTS
PROXY STATEMENT.........................................................      1
INFORMATION ABOUT THE MEETING...........................................      1
  Why have I received these materials?..................................      1
  Who is entitled to vote at the annual meeting?........................      1
  How do I vote my shares at the annual meeting?........................      1
  Can I change my vote after I return my proxy card?....................      2
  Can I vote in person at the meeting instead of voting by proxy?.......      2
  What does it mean if I receive more than one proxy card?..............      2
  What is a broker nonvote?.............................................      2
  What constitutes a quorum for purposes of the annual meeting?.........      2
  What vote is required to approve matters at the annual meeting?.......      3
  Do broker nonvotes affect the outcome of shareholder votes?...........      3
  How does the Board recommend that I vote my shares?...................      3
  How are proxies solicited?............................................      4
  Who pays the expenses for soliciting proxies?.........................      4
SHARE OWNERSHIP INFORMATION.............................................      4
  Share Ownership of Management and Principal Holders...................      4
  Section 16(a) Beneficial Ownership Reporting Compliance...............      5
PROPOSAL 1: TO ELECT DIRECTORS..........................................      6
  Directors' Compensation...............................................      7
  Attendance at Directors' Meetings.....................................      8
  Director Independence.................................................      8
  Board Committees and Corporate Governance.............................      8
    Audit Committee.....................................................      9
    Compensation Committee..............................................      9
    Board Nominating Functions..........................................      9
    Shareholder Recommendations for Board Nominations...................     10
  Codes of Ethics.......................................................     10
  Attendance at Annual Meeting of Shareholders..........................     11
  Communicating with the Board..........................................     11
  Transactions with Management and Directors............................     11
  Compensation Committee Interlocks and Insider Participation...........     11
  Vote Required.........................................................     11
AUDIT COMMITTEE REPORT..................................................     12
COMPENSATION COMMITTEE REPORT...........................................     13
PROPOSAL 2: TO INCREASE THE AUTHORIZED COMMON STOCK.....................     13
  Vote Required.........................................................     14
EXECUTIVE OFFICERS......................................................     15
COMPENSATION DISCUSSION AND ANALYSIS....................................     15

  Introduction..........................................................     15
  Objectives and Philosophy.............................................     16
  Compensation Committee Activity.......................................     16
  Elements of Compensation..............................................     17
  Executive Compensation................................................     19
  Stock-Based Compensation..............................................     20
  Defined Benefit Pension Plan..........................................     22
  Deferred Compensation.................................................     22
  Summary...............................................................     23

INDEPENDENT AUDITORS....................................................     24
  Audit Fees............................................................     24
  Audit Committee Preapproval Guidelines................................     25
SHAREHOLDER PROPOSALS...................................................     25
OTHER MATTERS...........................................................     25
APPENDIX A..............................................................    A-1
  Audit Committee Charter...............................................    A-1

                             UNION BANKSHARES, INC.
                              20 Lower Main Street
                              Morrisville, VT 05661
                                 (802) 888-6600

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders

                                  May 16, 2007

                          INFORMATION ABOUT THE MEETING

Why have I received these materials?

We are sending this proxy statement and proxy card on behalf of the Board of Directors to solicit your vote on matters to be voted on at the annual meeting of the shareholders of Union Bankshares, Inc. (the "Company," "we" or "our") to be held at 3:00 p.m. local time on Wednesday, May 16, 2007, at the offices of our subsidiary, Union Bank at 20 Lower Main Street, Morrisville, Vermont. This proxy statement and proxy card are accompanied by the Company's Annual Report to Shareholders for the year ended December 31, 2006, which contains the Company's audited consolidated financial statements. These materials were first sent to our shareholders on or about April 13, 2007. You are cordially invited to attend the annual meeting and are asked to vote on the proposals to elect directors and increase the number of authorized shares of common stock, as described in this proxy statement.

Who is entitled to vote at the annual meeting?

Only holders of record of the Company's common stock, $2.00 par value per share, as of the close of business on March 30, 2007 (the record date for the meeting) will be entitled to vote at the annual meeting. On March 30, 2007, there were 4,530,414 shares of the Company's common stock outstanding, and each such share is entitled to one vote on each matter presented for vote at the annual meeting. At this time, the only matters we are aware of that will be presented for vote at the meeting are the election of directors and the increase in the number of authorized common shares.

How do I vote my shares at the annual meeting?

If you are a shareholder of record of the Company's common stock, you may complete and sign the accompanying proxy card and return it in the enclosed postage paid envelope, or you may deliver it in person to the Corporate Secretary or the Assistant Corporate Secretary at the offices of Union Bank, 20 Lower Main Street, Morrisville, VT 05661. You are a shareholder of record if you hold your stock in your own name on the Company's shareholder records maintained by our transfer agent and wholly owned subsidiary, Union Bank (the "Bank").

"Street name" shareholders of common stock, who wish to vote at the annual meeting will need to obtain a proxy form from the institution that holds their shares and follow the instructions on that form. Street name shareholders are shareholders who hold their common stock indirectly, through a bank, broker or other nominee.

Can I change my vote after I return my proxy card?

Yes, after you have submitted a proxy, you may change your vote at any time before the proxy is exercised at the annual meeting.

Shareholders of record may change their vote by submitting a written notice of revocation or a proxy bearing a later date. You may file a notice of revocation or request a new proxy by contacting the Assistant Corporate Secretary, JoAnn Tallman at Union Bank, 20 Lower Main Street, Morrisville, VT 05661, or by calling her at (802) 888-6600.

"Street name" shareholders who wish to change their vote should contact the institution that holds their shares and follow the applicable procedures prescribed by the institution.

Can I vote in person at the meeting instead of voting by proxy?

Yes, a ballot will be available at the annual meeting for shareholders of record who wish to vote in person. However, we encourage you to complete and return the enclosed proxy card to be certain that your shares are represented and voted, even if you should be unable to attend the meeting in person. If you wish, you may revoke your previously given proxy at the annual meeting and vote by ballot instead.

If you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from the bank, broker or nominee in order to vote your shares in person at the meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered differently in more than one account (for example, "John Doe" and "J. Doe"). To ensure that all your shares are voted, you should complete, sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. You may do so by contacting Assistant Corporate Secretary JoAnn Tallman at Union Bank, 20 Lower Main Street, Morrisville, VT 05661, or by calling her at (802) 888-6600.

What is a broker nonvote?

Under stock exchange rules and brokerage industry practices, a broker may generally vote the shares it holds for customers on routine matters, but requires voting instructions from the customer on other, nondiscretionary matters. A broker nonvote occurs when a broker votes less than all of the shares it holds of record for any reason, including with respect to nondiscretionary matters where customer instructions have not been received. The "missing" votes in such a case are broker nonvotes.

Election of directors at the annual meeting and an increase in the number of authorized shares of common stock are considered to be routine matters for purposes of a broker's discretionary voting authority.

What constitutes a quorum for purposes of the annual meeting?

The presence at the annual meeting in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Proxies marked as "WITHHOLD AUTHORITY" on the election of directors or "ABSTAIN" on the proposal to increase the number of common shares (including proxies containing broker nonvotes) will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast.

If a matter is considered to be routine (such as an uncontested election of directors or the proposal to increase the number of common shares), broker nonvotes are counted for determining a quorum on that matter, since the broker is entitled to vote those shares under its discretionary authority. On any matter considered to be nonroutine, broker nonvotes would not be considered shares entitled to be voted by the broker without voting instructions from the beneficial owner, and therefore would not be counted in determining a quorum.

What vote is required to approve matters at the annual meeting?

The election of directors at the annual meeting requires the affirmative vote of a plurality of the votes cast. That means that the nominees who receive the highest number of vote totals for the number of vacancies to be filled will be elected as directors. Therefore, a vote to withhold authority for any nominee or the entire slate will not affect the outcome of the election unless there are more nominees than there are vacancies to be filled.

In order to be approved, the proposal to increase the number of authorized common shares, as well as any other matter that may be voted on at the meeting, would require that more votes be cast in favor of the proposal than against it. As noted above, management of the Company is not aware at this time of any matter that may be submitted to vote of the shareholders at the annual meeting other than the election of directors and an increase in the number of authorized common shares.

Do broker nonvotes affect the outcome of shareholder votes?


Broker nonvotes are not considered to be "votes cast." Because election of directors is not the subject of an election contest and is by plurality vote, and because approval of an increase in the number of authorized shares (and, if presented, any other matters) will be approved if more votes are cast for than against, broker nonvotes would not affect the outcome of any such shareholder vote. On some nonroutine matters, such as certain charter amendments and mergers, the applicable vote required to approve the matter may be based on a specified percentage of the outstanding shares. In such a case, broker nonvotes would have the same effect as a vote against the matter.


How does the Board recommend that I vote my shares?

The Board of Directors recommends that you vote (i) FOR the proposal to set the number of directors for the ensuing year at eight and to elect the eight nominees listed in this proxy statement; and (ii) FOR the proposal to amend the Company's Amended and Restated Articles of Association to increase the number of authorized shares from 5,000,000 to 7,500,000.

The proxy card gives you the ability to vote FOR, or WITHHOLD AUTHORITY from voting, as to the entire slate of directors, or as to individual nominee(s) and to vote FOR, AGAINST or to ABSTAIN from voting on the proposal to increase the number of authorized common shares. If you vote by proxy, your shares will be voted in the manner you indicate on the proxy card.

If you sign and return your proxy card but do not specify how you want your shares to be voted, the persons named as proxy holders on the proxy card will vote your shares FOR the entire slate of directors, and FOR the increase in the number of authorized shares, in accordance with the recommendations of the Board of Directors on any other matters that may be presented for vote of shareholders at the meeting.

How are proxies solicited?

Proxies are being solicited by mail. Proxies may also be solicited by directors, officers or employees of the Company or Union Bank, in person or by telephone, facsimile, or electronic transmission. Those individuals will not receive any additional compensation for such solicitation.

Who pays the expenses for soliciting proxies?

The Company pays the expenses for soliciting proxies for the annual meeting. These expenses include costs relating to preparation, mailing and returning of proxies. In addition, we may reimburse banks, brokers or other nominee holders for their expenses in sending proxy materials to the beneficial owners of our common stock.

                           SHARE OWNERSHIP INFORMATION

Share Ownership of Management and Principal Holders

The following table shows the number and percentage of outstanding shares of the Company's common stock owned beneficially as of March 14, 2007 by:

      o     each incumbent director and nominee for director of the Company;
      o each executive officer named in the 2006 Summary Compensation Table included elsewhere in this proxy statement ("named executive officers");
      o all of the Company's directors and the named executive officers as a group; and
      o each person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known to the management of the Company to own beneficially more than 5% of the Company's outstanding common stock.

Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed.

                                                      Shares
                                                   Beneficially       Percent
Shareholder or Group                                   Owned          of Class
-------------------------------------------------------------------------------

Directors, Nominees and/or Executive Officers
Cynthia D. Borck                                     7,279(1)             .16
Steven J. Bourgeois                                  1,388(2)             .03
Kenneth D. Gibbons                                  62,944(3)            1.39
Franklin G. Hovey, II                              603,928(4)(10)       13.33
Richard C. Marron                                    4,365(5)             .10
Marsha A. Mongeon                                    1,583(6)             .03
Robert P. Rollins                                    7,133                .16
Richard C. Sargent                                 594,243(7)           13.12
David S. Silverman                                   1,375(8)             .03
John H. Steel                                        7,500(9)             .17

All Directors, Nominees and Executive Officers
 as a Group (10)                                 1,291,738              28.51

                                                      Shares
                                                   Beneficially       Percent
Shareholder or Group                                   Owned          of Class
-------------------------------------------------------------------------------

Other 5% or more Shareholders
Genevieve L. Hovey Trust                           422,908(10)           9.33
Susan Hovey Mercia                                 603,713(10)(11)      13.33
Walter M. Sargent Revocable Trust                  379,136(12)           8.37

--------------------
(1) Ms. Borck has shared voting and investment power over 102 of the shares listed. Includes 2,000 shares Ms. Borck has the right to acquire under presently exercisable incentive stock options.
(2) Mr. Bourgeois has shared voting and investment power over all shares listed.
(3) Mr. Gibbons has shared voting and investment power over 28,174 of the shares listed. Includes 9,000 shares Mr. Gibbons has the right to acquire under presently exercisable incentive stock options and 30,980 shares pledged as collateral to secure loans from two nonaffiliated banks.
(4) Mr. Hovey, II has shared voting and investment power over 596,534 of the shares listed, including the 422,908 shares held in the Genevieve L. Hovey Trust.
(5) Mr. Marron has shared voting and investment power over all but 865 of the shares listed. Includes 850 shares held in an Individual Retirement Account (IRA) for the benefit of Mr. Marron's wife, as to which shares he disclaims beneficial ownership.
(6) Includes 750 shares Ms. Mongeon has the right to acquire under presently exercisable incentive stock options.
(7) Mr. Sargent has shared voting power over 594,228 of the shares listed. The total includes 162,000 shares held by the Copley Fund, a charitable trust of which Mr. Sargent serves as co-trustee. Mr. Sargent does not have any beneficial interest in the fund and disclaims beneficial ownership of all 162,000 share held by the fund. The total also includes 379,136 shares held by the Walter M. Sargent Revocable Trust, of which Mr. Sargent and members of his family are beneficiaries and of which he is a co-trustee.
(8) Includes 450 shares in an IRA for the benefit of Mr. Silverman's wife, as to which shares he disclaims beneficial ownership. Includes 925 shares Mr. Silverman has the right to acquire under presently exercisable incentive stock options.
(9) Mr. Steel's total includes 1,500 shares held as custodian for his minor children under the Uniform Transfers to Minors Act. Mr. Steel has shared voting power over 2,000 of the shares listed.
(10) Mr. Hovey, II and his sister, Susan Hovey Mercia, are co-trustees and beneficiaries of the Genevieve L. Hovey Trust. Mr. Hovey and Ms. Mercia share voting and investment power over the shares held by the trust and all such shares are included in the share totals in this table for both Mr. Hovey, II and Ms. Mercia. Each of them disclaims beneficial interest in one-half of such shares, in which the other has a pecuniary interest.
(11) Ms. Mercia has shared voting and investment power over 596,533 of the shares listed, including the 422,908 shares held in the Genevieve L. Hovey Trust.
(12) All 379,136 shares are included in the share total disclosed elsewhere in this table as beneficially owned by Richard C. Sargent, who is a co-trustee of the Trust and of which he and members of his family are beneficiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and ten percent or more shareholders to file with the Securities and Exchange Commission ("SEC") reports of their ownership and changes in ownership of the Company's equity securities and to furnish the Company with copies of all such reports. Based solely on its review of copies of
Section 16 reports received by it, or on written representations from certain reporting persons that no filings were required for them, the Company believes that during 2006 all Section 16(a) filing requirements applicable to its officers, directors and ten percent or more shareholders were complied with.

                         PROPOSAL 1: TO ELECT DIRECTORS


The Company's Amended and Restated Articles of Association and By-laws provide for a Board of at least three directors, with the exact number to be fixed by the shareholders at each annual meeting. The Board of Directors currently consists of eight individuals and the Board has recommended that the shareholders again fix the number of directors for the ensuing year at eight, or such lesser number as circumstances require should any of the nominees be unable to serve. Each of the incumbent directors will stand for election to a one-year term.


The table below contains certain biographical information about each of the incumbent directors standing for re-election to the Board.

                              Served as
                              Director
Name and Age                  Since (1)     Principal Occupation for Past Five Years
------------------------------------------------------------------------------------

Cynthia D. Borck, 56            1995        Vice President-Union Bankshares, Inc. and Executive
                                            Vice President-Union Bank Morrisville, VT

Steven J. Bourgeois, 58        2005         Chief Executive Officer and Principal Owner,
                                            Strategic Initiatives for Business LLC St. Albans,
                                            VT (business consulting), 2002--present. Previously,
                                            Regional President, Banknorth-Vermont, Burlington,
                                            VT and President and Chief Executive Officer,
                                            Franklin-Lamoille Bank, St. Albans, VT

Kenneth D. Gibbons, 60         1989         President and Chief Executive Officer- Union
                                            Bankshares, Inc. and Union Bank Morrisville, VT

Franklin G. Hovey, II, 57      1999         President, Hovey Enterprises, Inc. St. Johnsbury, VT
                                            (real estate)

Richard C. Marron, 69          1998         Owner, Town and Country Motor Lodge Stowe, VT

Robert P. Rollins, 68          1983         Retired Insurance Agent; Investments and real estate
                                            holdings Morrisville, VT

Richard C. Sargent, 68         1982         Attorney at Law Richard Sargent Law Office
                                            Morrisville, VT

John H. Steel, 57              2002         Owner, President and Treasurer, Steel Construction,
                                            Inc. Stowe, VT

--------------------
(1)   Does not include prior service with Union Bank and/or Citizens Savings
      Bank and Trust Company ("Citizens") (merged into Union Bank in May, 2003).
      Each incumbent director is also a director of Union Bank.

Directors' Compensation


Directors fees, committee fees and Advisory Board member fees are determined annually by the Company's Board of Directors for the Company and Union Bank. The appropriateness of the fees paid is reviewed on a periodic basis by the Compensation Committee or the Company Board based on published surveys and knowledge of other financial institutions' director compensation practices. The annual increase in the directors fees is normally the same percentage as the overall wage percentage increase for the Bank's employees.


All directors of the Company receive an annual retainer of $7,375 but do not receive any fees for attendance at regular or special meetings of the Board. Directors who serve on the Company's Compensation Committee are paid an annual retainer of $1,000, while the chair of the committee is paid $1,500. Directors who serve on the Company's Audit Committee are paid an annual retainer of $1,000, while the chair is paid $1,500. All members of the Audit Committee are paid a $50 per meeting fee for regularly scheduled meetings (8 in 2006) and $200 per meeting for unscheduled meetings (0 in 2006).

Each director of the Company also serves as a director of Union Bank. Nonemployee directors of Union Bank receive an annual retainer of $5,689 and a per meeting fee of $564. Nonemployee directors of the Bank who serve on the Bank's Trust Committee (the Bank Board's only committee) receive an annual retainer of $1,000.

During 2006, Mr. Gibbons and Ms. Borck, who are full-time employees of the Bank, served as directors of both the Company and Union Bank, and received the annual retainer fee for serving on the Company's Board. Mr. Gibbons and Ms. Borck were not separately compensated for their service as directors of Union Bank nor, in the case of Ms. Borck, for her service as a member of the Bank's Trust Committee. All Company director fees paid to Mr. Gibbons and Ms. Borck are disclosed in the summary compensation table and footnotes contained elsewhere in this proxy statement under the caption "COMPENSATION DISCUSSION AND ANALYSIS--2006 Summary Compensation Table."

Directors may also serve on one of the Bank's two advisory boards for the St. Johnsbury, Vermont or Littleton, New Hampshire region. Nonemployee directors who serve on either of these advisory boards receive a per meeting fee of $250.


Company directors are eligible to participate in the Executive Nonqualified Excess Plan. The plan is a defined contribution plan designed to provide a means by which participants may elect to defer receipt of current compensation from the Company or its subsidiary in order to provide retirement or other benefits as selected in the individual adoption agreements. There were no nonemployee directors who chose to participate in the plan during 2006.


One nonemployee director is currently receiving annual payouts under the Company's old defined benefit Nonqualified Deferred Compensation Plan, which was frozen for new members in 1998 and frozen for additional deferrals in 2004. The nonemployee director is entitled to future annual payments. No other nonemployee directors are participants in the plan. The Company has purchased insurance on the lives of the participants for the purpose of recouping, in the future, the benefit payments made under the plan.

The Company's nonemployee directors were not eligible to receive any other form of compensation during 2006. The following table contains the annual cash compensation paid to the Company's nonemployee directors during 2006:

                                               2006 Director Compensation Table (1)

                                                                                     Change in
                                                                                   Pension Value
                                                                                     and Non-
                                                                   Non-Equity        Qualified
                          Fees Earned or     Stock     Option    Incentive Plan      Deferred
                         Paid in Cash (2)    Awards    Awards     Compensation     Compensation        All Other
       Name                    ($)            ($)        ($)          ($)          Earnings ($)     Compensation ($)    Total ($)
---------------------------------------------------------------------------------------------------------------------------------

Steven J. Bourgeois          $28,514           $0        $0            $0               $0            $     0           $ 28,514
Franklin G. Hovey, II        $29,164           $0        $0            $0               $0            $ 6,000 (3)       $ 35,164
Richard C. Marron            $28,564           $0        $0            $0               $0            $     0           $ 28,564
Robert P. Rollins            $30,014           $0        $0            $0               $0            $75,500 (4)       $105,514
Richard C. Sargent           $28,664           $0        $0            $0               $0            $     0           $ 28,664
John H. Steel                $28,164           $0        $0            $0               $0            $     0           $ 28,164

--------------------
(1)   Table and narrative pertain to nonemployee directors only.
(2)   Includes fees paid for service on the Boards of Directors and committees of both the Company and Union Bank.
(3)   St. Johnsbury Regional Advisory Board Fees.
(4)   Annual benefit payment under the Union Bankshares, Inc. Deferred Compensation Plan.

Attendance at Directors' Meetings

During 2006, the Company's Board of Directors held 12 regular meetings and no special meetings. All incumbent directors attended at least 92% of the aggregate of all such meetings and meetings of Board committees of which they were members. In addition to serving on the Company's Board, all of the Company's incumbent directors also serve on the Board of Directors of Union Bank, which meets at least twice monthly.

Director Independence

The Board of Directors has determined that each of the directors, except Mr. Gibbons and Ms. Borck, who are executive officers of the Company and Union Bank, are independent within the meaning of American Stock Exchange (AMEX) rules for listed companies. Under these rules, a director is generally not considered to be independent if he or she has a material relationship with the listed company (including an employment relationship) that would interfere with the exercise of independent judgment.

Board Committees and Corporate Governance

As further described below, the Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Company does not have a standing nominating committee; rather, all independent directors on the Board serve the function of such a committee.

Audit Committee. The Audit Committee comprises directors Robert Rollins (Chair), Steven Bourgeois and Richard Marron. AMEX rules for listed companies and applicable securities laws require that the Company have an Audit Committee consisting of at least three directors, each of whom is independent. AMEX rules also require that all members of a listed company's audit committee be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and require that at least one member of the committee qualify as "financially sophisticated," based on past employment experience in finance or accounting, professional accounting certification or other comparable experience or background. Similarly, SEC rules require that at least one member of the Audit Committee qualify as a "financial expert." The Board of Directors, in its discretion, and based on all of the information available to it, has determined that each of the members of the Audit Committee is independent under applicable legal standards and that Mr. Bourgeois, a former community bank President and Chief Executive Officer, is "financially sophisticated" within the meaning of the AMEX rules and is an "audit committee financial expert" within the meaning of applicable SEC rules.

The Audit Committee is responsible for selecting the independent auditors and determining the terms of their engagement, for reviewing the reports of the Company's internal and external auditors, for monitoring the Company's adherence to accounting principles generally accepted in the United States of America and for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and its system of internal controls. In addition, the Audit Committee has established procedures for the confidential reporting of complaints (including procedures for anonymous complaints by employees) on matters of accounting, auditing or internal controls.

During 2006, the Company's Audit Committee met 8 times. A report of the Audit Committee on its 2006 activities is included elsewhere in this proxy statement under the caption "AUDIT COMMITTEE REPORT." A copy of the Audit Committee's charter is attached to this proxy statement as Appendix A.

Compensation Committee. The Compensation Committee comprises directors Richard Sargent (Chair), Franklin Hovey, II and Robert Rollins. The Board has determined that each of such directors is independent under applicable AMEX rules for listed companies. The Compensation Committee evaluates, reviews and makes decisions or recommendations on executive salary levels, bonuses, stock option awards and benefit plans. The compensation Committee does not currently operate under a written charter but expects to develop one during 2007.

During 2006, the Compensation Committee met four times. A report of the Compensation Committee is set forth elsewhere in this proxy statement under the caption "COMPENSATION COMMITTEE REPORT."

Board Nominating Functions. In lieu of a separate committee, the functions of a nominating committee are performed by all of the Company's independent directors (all directors other than Mr. Gibbons and Ms. Borck, who are executive officers of the Company and Union Bank). The Board has elected not to establish a separate nominating committee at this time in order to obtain the widest possible input on the nominations process from all of the independent, nonmanagement directors.

The independent directors have adopted a resolution addressing the process for director nominations, including recommendations by shareholders and minimum qualifications for director nominees. In accordance with these criteria, directors and director candidates should possess the following attributes:

      o     Strong personal integrity;
      o Previous leadership experience in business or administrative activities;
      o Ability and willingness to contribute to board activities, committees, and meetings;
      o     Willingness to apply sound and independent business judgment;
      o     Loyalty to the Company and concern for its success;
      o Awareness of a director's role in the Company's corporate citizenship and image;

      o     Willingness to assume fiduciary responsibility;

      o     Familiarity with the Company's service area; and
      o Qualification as an independent director under applicable AMEX rules for listed companies.

In reviewing the composition of the Board and potential Board nominees, the directors are also mindful of the requirement that at least a majority of the directors must be independent under AMEX criteria for listed companies, and of the requirement under SEC rules and AMEX listed company criteria that at least one member of the Audit Committee must have the qualifications and skills necessary to be considered an "audit committee financial expert."

Shareholder Recommendations for Board Nominations.

Shareholders of record wishing to recommend individuals to the independent directors for consideration as possible director nominees should submit the following information, in writing, at least ninety days before the annual meeting of shareholders: the name, address and share ownership of the shareholder making the recommendation; the proposed nominee's name, address, biographical information and number of shares beneficially owned (if available); and any other information that the recommending shareholder believes may be pertinent to assist in evaluating the nominee. The information should be delivered in person to the Assistant Corporate Secretary, JoAnn Tallman, at the main office of Union Bank, 20 Lower Main Street, Morrisville, Vermont, or mailed to: Chairman, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The independent directors will use the same criteria to evaluate an individual recommended by a shareholder as they do other potential nominees. The recommending shareholder will be notified of the action taken on his or her recommendation.

Any beneficial owner of shares who is not a shareholder of record who wishes to recommend a person for consideration as a board nominee must make appropriate arrangements with such owner's (record) nominee holder to submit the recommendation through such nominee.

During the course of evaluating a potential nominee, the independent directors may contact him or her for additional background and other information as they deem advisable, and may choose to interview the potential nominee in an effort to determine his or her qualifications under the specified criteria, as well as their understanding of director responsibilities. The independent directors will then determine if they will recommend the nominee to the shareholders. No person will be nominated unless he or she consents in writing to the nomination and to being named in the Company's proxy statement and agrees to serve, if elected.

Codes of Ethics

The Board expects all of its directors, officers and employees to maintain the highest standards of professionalism and business ethics. All directors, officers and employees are required to adhere to the Company's Code of Ethics, which is contained in the Union Bank Employee Handbook. That Code of Ethics is filed with the SEC as exhibit 14.2 to the Company's 2006 Annual Report on Form 10-K. In addition, President and CEO Kenneth Gibbons and Vice President, Treasurer and CFO Marsha Mongeon are subject to a separate Code of Ethics for Senior Financial Officers and the Chief Executive Officer. That Code of Ethics is filed with the SEC as exhibit
14.1 to the Company's 2005 Annual Report on Form 10-K. The Company's Annual Reports on Form 10-K and other periodic reports are available on the SEC's website at www.sec.gov.

Attendance at Annual Meeting of Shareholders

The Board of Directors has adopted a policy stating that incumbent directors and nominees are expected to attend the Annual Meeting of Shareholders, absent exigent circumstances, such as illness, family emergencies and unavoidable business travel. Last year, all eight incumbent directors attended the annual meeting.

Communicating with the Board

Shareholders who wish to do so may communicate in writing with the Board of Directors, its committees, or individual directors regarding matters relating to the Company's business operations, financial condition or corporate governance. Any such communication should be addressed to the Board of Directors, or Board committee or individual director, as applicable, c/o Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The correspondence will be forwarded to the addressee for review and response, as appropriate in the circumstances.

Transactions with Management and Directors

Some of the incumbent directors and executive officers of the Company, and some of the corporations and firms with which these individuals are associated, are customers of Union Bank in the ordinary course of business, or have loans outstanding from such bank, and it is anticipated that they will continue to do business with Union Bank in the future. All loans to such persons or entities were made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions by Union Bank with unaffiliated persons, although directors were generally allowed the lowest interest rate given to others on comparable loans.

Compensation Committee Interlocks and Insider Participation

The Company is not aware of the existence of any interlocking relationships between the senior management of the Company and that of any other company.

Vote Required

Unless authority is withheld, proxies solicited hereby will be voted to fix the number of directors at eight and in favor of each of the eight nominees listed above to serve a one-year term expiring at the 2008 annual meeting of shareholders, or until their successors are elected and qualify. If for any reason not now known by the Company any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or will be voted to fix the number of directors at fewer than eight and for fewer than eight nominees, as the Board may deem advisable in its discretion.

Election of directors is by a plurality of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                             AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors ("Board"), a copy of which is included as an appendix to this proxy statement, the Audit Committee of Union Bankshares, Inc. (the "Company") assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

The Audit Committee consists of Mr. Rollins (Chair), Mr. Marron and Mr. Bourgeois. The Board of Directors has determined that Mr. Bourgeois is an audit committee financial expert as defined by the SEC and that all members of the Audit Committee are independent within the meaning of AMEX listing standards and SEC regulations.

The Audit Committee's responsibility is one of oversight. Members of the Audit Committee rely on the information provided and the representations made to them by management and the independent auditor. Management has primary responsibility for establishing and maintaining appropriate internal controls over financial reporting, and for the Company's financial statements and periodic reports filed with the SEC. To aid management in the discharge of these responsibilities, the Company has a Disclosure Control Committee of which Mr. Bourgeois is a member. The independent auditor is responsible for auditing the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), and for issuing an opinion thereon. In 2006, the Company was not subject to Section 404 of the Sarbanes-Oxley Act of 2002 governing internal controls, but expects to fall under these provisions in 2007. In anticipation of reporting under Section 404, management has discussed compliance requirements and the time frame for adherence to the Act with the Audit Committee and the Company's independent auditors.

The Audit Committee has reviewed and discussed the Company's December 31, 2006 audited consolidated financial statements with management and with the Company's independent auditors. Specifically, the Committee has discussed with the independent auditors the matters required under Statement on Auditing Standards ("SAS") No. 61 "Communications with Audit Committees", as amended. The Audit Committee has received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence. The Committee has determined that the services performed by UHY LLP, are compatible with maintaining that firm's independence in connection with serving as the Company's independent auditors. A description of the fees billed to the Company for the services of the independent auditors for 2006 reporting is included in the proxy statement under the caption "INDEPENDENT AUDITORS."

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

The Committee has approved the selection of UHY LLP as the Company's independent auditors for 2007.

Submitted by the Union Bankshares, Inc. Audit Committee

      Robert P. Rollins (Chair)
      Steven J. Bourgeois
      Richard C. Marron

                          COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that is included below. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this definitive Proxy Statement and that it be incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

Submitted by the Union Bankshares, Inc. Compensation Committee

      Richard C. Sargent (Chair)
      Franklin G. Hovey, II
      Robert P. Rollins

Pursuant to the rules and regulations of the SEC, neither the foregoing Audit Committee Report nor the Compensation Committee Report shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, nor shall any such material be deemed to be incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended.

              PROPOSAL 2: TO INCREASE THE AUTHORIZED COMMON STOCK

The Board of Directors voted on March 21, 2007 to recommend a proposed increase in the Company's authorized common stock, $2.00 par value per share, from 5,000,000 to 7,500,000 shares. The Board believes that the additional shares will provide the Company with desirable corporate and strategic flexibility by ensuring the prompt availability of shares for issuance should the opportunity or need arise in the future. Additional uses for the authorized shares could include, for example, stock dividends and splits, raising additional capital, making future acquisitions of banks, branches or banking related businesses or assets, attracting or retaining valuable employees through stock options and other stock-based compensation arrangements, and issuing stock in connection with dividend reinvestment or stock purchase plans, should such plans be adopted in the future. Corporate opportunities may arise from time to time that require prompt action, and the Board believes that the delay and expense of obtaining shareholder approval of an increase in authorized shares could in some circumstances be detrimental to the interests of the Company and its shareholders.

At this time the Company has no commitments, plans, agreements or undertakings obligating it to issue any shares to anyone, except that 61,525 shares remain reserved for future issuance under the Company's 1998 Incentive Stock Option Plan. However, because the Incentive Stock Option Plan expires in 2008 and options for only 16,075 shares are currently outstanding, it is unlikely that all, or even most, of the remaining shares will actually be issued pursuant to the plan.

Under Vermont law, the Board of Directors generally may issue authorized but unissued shares of common stock without shareholder approval. However, depending on the circumstances of a particular issuance, shareholder approval may be required by applicable law, AMEX rules or the Company's Amended and Restated Articles of Association or By-laws then in effect. Even if shareholder approval were not otherwise required, the Board in its discretion might nevertheless deem it advisable to seek shareholder approval in connection with a particular stock issuance or transaction involving a stock issuance.

Although the Board has no present intention of doing so, shares of authorized and unissued common stock could be issued in one or more transactions that would make removal of the Board and management, or takeover of the Company more difficult. For example, additional shares could be issued to dilute the stock ownership of a person seeking to obtain control of the Company or could be privately placed with purchasers who would support the Company's Board in opposing a hostile takeover attempt. The availability of shares for issuance under these circumstances could have the effect of deterring an offer for the Company at a substantial premium over the prevailing trading price of the Company's common stock. The Company's Amended and Restated Articles of Association and By-laws currently contain provisions that may have such an effect, including provisions requiring a 67% vote of shareholders to approve certain mergers, consolidations and other business combinations.

The additional authorized shares of the Company's common stock, if and when issued, will have all of the rights and privileges that the presently outstanding shares of such common stock possess. All outstanding shares would continue to have one vote per share on all matters to be voted on by the shareholders, including the election of directors. The Company does not have any other authorized class of capital stock.

Shareholders do not have dissenters' rights of appraisal in connection with the proposed amendment.

The full text of the proposed amendment to the Company's Articles is as follows:

To amend Section 7 of the Amended and Restated Articles of Association of Union Bankshares, Inc. to read in full as follows:

7. Capital Stock. The aggregate number of shares the Corporation shall have the authority to issue shall be seven million five hundred thousand (7,500,000) having a par value of two dollars ($2.00) per share.

Vote Required

Approval of the proposed increase in the Company's authorized common stock will require that more votes are cast "FOR" the proposal than "AGAINST" it.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                               EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of the Company:

                         Position(s) with the Company and Subsidiary
Name and Age             and Occupation for the Past Five Years (1)
--------------------------------------------------------------------------------

Kenneth D. Gibbons, 60   President, Chief Executive Officer and Director, Union
                         Bankshares, Inc. and Union Bank Morrisville, VT

Cynthia D. Borck, 56     Vice President and Director, Union Bankshares, Inc. and
                         Executive Vice President and Director, Union Bank
                         Morrisville, VT

Marsha A. Mongeon, 51    Vice President, Treasurer and Chief Financial Officer,
                         Union Bankshares, Inc. and Senior Vice President and
                         Treasurer, Union Bank, Morrisville, VT

David S. Silverman, 46   Senior Vice President, Union Bank, Morrisville, VT

--------------------
(1) Certain of the named officers also held the following positions with Citizens, prior to its merger with Union Bank in May, 2003: Mr. Gibbons, Director (1999-2003) and Interim President (February-May, 2003); Ms. Borck, Director (1999-2003); and Ms. Mongeon, Assistant Treasurer (2002-2003).

                      COMPENSATION DISCUSSION AND ANALYSIS


Introduction

The Compensation Committee's primary purpose is to assist the Board in discharging the Board's responsibilities relating to the compensation and benefits of the Company's Named Executive Officers ("NEOs") and other officers and employees of the Bank and the Company. It evaluates and recommends to the Board appropriate policies and decisions relative to officer benefits, bonus, incentive compensation, severance, and equity-based or other compensation plans. It also oversees preparation of executive compensation disclosures for inclusion in the Company's proxy statement. The Compensation Committee may solicit input from various members of management or outside sources but the responsibility and authority to make recommendations to the Board remains with the Committee. The following discussion and analysis briefly describe the philosophy, strategy and major details of the Company's approach to compensating key executives. You will also find a narrative disclosure and tables containing detailed information concerning compensation earned or paid to our NEOs for the year ended, December 31, 2006.

During 2006, the Company did not have any employees at the holding company level, however the NEOs received compensation in their capacity as employees of the Company's subsidiary, Union Bank. The Committee's recommendations on compensation of the NEOs, other than stock-based compensation and directors fees, were, therefore, implemented by the Board of Directors of Union Bank, rather than the Company. However, during 2006, the same individuals served as directors of both companies. In referring to "the Board" throughout the Compensation Discussion and Analysis, we utilize the term to refer to both the Board of Directors of Union Bank as well as the Company.

Objectives and Philosophy

We believe that, in order to manage and grow a well run financial services organization, it is necessary to establish compensation programs and related opportunities that are attractive, motivating and rewarding to executives, management and high quality staff. In a highly competitive community banking marketplace, excellent leadership is essential.

Our executive officers are expected to manage the business of the Company in a manner that promotes profitability and favorable growth for the benefit of our shareholders. To that end, we believe that:

      o Our executives should have compensation opportunities at levels that are competitive with peer institutions;
      o Total compensation should include "at risk" components that reflect annual and longer-term performance results;
      o Stock-based compensation should form a component of total compensation as a means of financially linking senior management to the long-term performance of the Company and aligning their interests with those of shareholders; and
      o We need to create an environment in which we can attract and retain officers and senior members of management through competitive total compensation packages.

We believe that the weighting of compensation elements should vary somewhat within the Management group in order to reflect the role of each executive and his or her ability to influence performance.

Compensation Committee Activity

In 2006, the Compensation Committee met four times and took the actions listed below:

      o Reviewed Company and individual performance in order to determine appropriate recommendations to the Board regarding annual salary increases and cash bonuses;
      o Relative to compensation for our NEO's, reviewed current peer data from an independent survey of financial institutions within Vermont as well as of similar asset size in northern New England;
      o Reviewed revised proxy requirements for 2007 with regards to Executive and Director compensation;
      o Reviewed the Company's Nonqualified Deferred Compensation Plan for amendment to comply with Section 409A of the Internal Revenue Code. As a result of the Internal Revenue Service's (IRS) delay in adoption of final regulations, amendment of the plan has been delayed until year-end 2007;
      o Worked with Management and Principal Financial Group to design and recommend to the Board the adoption of the Company's Executive Nonqualified Excess Plan; and
      o Made recommendations to the Board regarding the grant of stock options including recommendations as to designation of grantees and the number of options awarded to each grantee.

Elements of Compensation

The Company uses the following primary elements of compensation and benefits to recruit, retain and reward its key executives:

      o Salary-The salary is to pay for the qualifications, experience, responsibility and marketability of the position consistent with market practices. Salary ranges are reviewed and approved annually for all positions by the Board of Directors. Management recommends an overall target percentage increase for all employees to the Board of Directors. Individual NEO's pay within the range is determined by the Compensation Committee and approved by the Board of Directors taking into consideration individual performance, job proficiency and contributions to the Company over a period of years. The Compensation Committee also considers the recommendations of the President and Executive Vice President of the Bank with regard to other executive officers.
      o Bonus-Cash bonuses are part of the Company's incentive plan. Annually, the Board of Directors determines a cash bonus percentage to be paid to all employees, including NEOs, in November of each year. In addition, the Board has ordinarily paid to the Chief Executive Officer each year, after the first two quarters of operations, a discretionary cash bonus based on Union Bank's net income for such period. In each of the last four years, certain of the NEOs have received discretionary cash bonuses in January in amounts determined by the Board of Union Bank, upon recommendation of the Compensation Committee and/or the Chief Executive Officer. All of these discretionary payments have been a matter of Board practice and are not embodied in any formal written plan. The Union Bank Board may, in its discretion and at any time, discontinue some or all of these bonus payment practices or modify them in any way, including changing the manner in which bonuses are calculated or time or manner of payment, and changing the persons or categories of persons to whom the bonuses are paid. Discretionary cash bonuses paid to the Company's NEOs during 2006 are shown in the 2006 Summary Compensation Table.
      o Stock-Based Compensation-We believe that the opportunity for stock ownership is an important part of an executive's overall compensation package and helps tie the executive's interests to those of the shareholders. The Company has not established stock ownership guidelines for NEOs, but encourages that ownership. We have also historically looked to stock options to satisfy our long-term incentive award objectives for those senior officers and other key employees of the Company or the Bank who are in a position to contribute significantly to the Company's profitability. Grants of stock options have been determined on a discretionary basis with a recommendation for awards made by the Compensation Committee to the full Board of Directors. The Company has normally made these awards in December of each year in conjunction with the review of anticipated results for the current fiscal year. The Company has not, nor do we plan to, time the award of the stock options to coincide with the release of favorable or unfavorable information about the Company. See "Stock-Based Compensation" section for further specific details regarding the current plan.
      o Nonqualified Deferred Compensation Plans and Other Retirement Plans-Consistent with the Company's desire to provide a competitive compensation package and for all employees to maintain the standard of living in retirement they have built during their working career, the Company maintains a defined benefit pension plan, a 401(k) plan and two nonqualified deferred compensation plans.

            Union Bank maintains a noncontributory defined benefit plan which covers all eligible employees of the Bank. The plan is nondiscriminatory and nonconvertible and is designed to provide a stream of benefits upon retirement. See "Pension Benefits" section for further details.

            Union Bank maintains a contributory, tax-qualified Employee Savings (401(k)) and Profit Sharing Plan covering all employees who meet certain eligibility requirements. Participants may elect to contribute up to the IRS maximum dollar amount limitations of their eligible compensation to their 401(k) plan account on a tax deferred basis. The plan provides for matching contributions by Union Bank, in the sole discretion of the Bank's Board of Directors. During 2006, Union Bank made a discretionary 401(k) matching contribution of fifty cents for every dollar of compensation deferred by the participant, up to 6% of each participant's eligible compensation. Discretionary matching contributions made for the account of the Company's NEOs are included in the 2006 Summary Compensation Table and footnotes. Although the plan also contains a discretionary profit sharing component, to date Union Bank has not elected to make a profit sharing contribution under the plan.

            Because of regulatory limitations relating to both the Company's Defined Benefit Pension and Employee Savings (401k) Plans on the amount of deferrals or benefits our executives can make to or receive from the plans, the Company has invited certain NEOs to participate in a nonqualified deferred compensation plan since 1990. Refer to "Deferred Compensation" section for further details.

      o Other Benefits and Perquisites-We believe that certain personal benefits and perquisites can be effective elements of a compensation package, because they can permit and encourage executives to perform their duties better and generate business for the Company. We also believe that these benefits are important to a comprehensive view of the Company's total compensation and benefit program. All the Company's full-time employees, including the NEOs, participate in the same comprehensive benefit program which is intended to provide financial and well-being protection to our employees and their families. The benefits currently include health, dental, life, accidental death and disability insurances as well as paid time off for illness, personal needs and vacation. The Company also provides a company car and all related expenses to Mr. Gibbons and Mr. Silverman in order to assist them in visiting clients and offices throughout our market area.

There are no employment agreements or change in control contracts for any of the NEOs. The Company has no individuals with nonperformance based compensation paid in excess of Section 162(m) of the Internal Revenue Code which limits tax deductibility of individual compensation exceeding $1 million in any taxable year. The Company has not adopted a policy that enables recovery of incentive awards in the event of misstated or restated financial results. However, Section 304 of Sarbanes-Oxley does provide some ability to recover incentive awards in certain circumstances. If the Company is required to restate its financial statements due to noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive - or equity-based compensation received during the 12 months following the first public issuance of the noncomplying document, and (2) any profits realized from the sale of securities of the Company during those 12 months.

Executive Compensation

The following table sets forth for 2006 the total remuneration for services in all capacities awarded to, earned by, or paid to the Company's President and Chief Executive Officer, its Chief Financial Officer, and our two other NEOs:

                                                   2006 Summary Compensation Table

                                                                                                Change in
                                                                                              Pension Value
                                                                                                   and
                                                                                              Nonqualified
                                                                              Non-Equity         Deferred
                                                       Stock     Options    Incentive Plan    Compensation
                                                       Awards    Awards      Compensation       Earnings       All Other      Total
Name and Principal Position      Salary      Bonus      ($)      ($)(1)           ($)            ($)(4)       Compensation     ($)
------------------------------------------------------------------------------------------------------------------------------------

Kenneth D. Gibbons (2)(3)       $213,147    $35,264      $0       $5,600          $0             $98,666         $12,990    $365,667
President, Chief Executive
Officer and Director of the
Company and Union Bank

Cynthia D. Borck (2)(3)         $118,945    $ 6,978      $0       $2,100          $0             $78,668         $11,156    $217,847
Vice President and Director
of the Company and
Executive Vice President and
Director, Union Bank

Marsha A. Mongeon (2)           $113,000    $ 6,787      $0       $  700          $0             $36,078         $ 3,594    $160,159
Vice President, Treasurer
and Chief Financial Officer
of the Company and Senior
Vice President and Treasurer,
Union Bank

David S. Silverman (2)          $107,000    $ 6,570      $0       $  700          $0             $20,338         $ 3,414    $138,022
Senior Vice President,
Union Bank

--------------------
(1)   Represents the weighted average grant date fair value of the 2006 Option Awards using $2.80 per share, calculated using the
      Black-Scholes model and assumptions which is the same as the SFAS 123R value recognized for financial statement reporting purposes. See Note 19 to the Company's 2006 financial statements.
(2)   Company match on 401K plan is included in All Other Compensation.
(3)   Company director's fees of $7,375 are included in All Other Compensation.
(4)   Aggregate earnings for 2006 on the Nonqualified Deferred Compensation Plans was $33,543 for Mr. Gibbons, $16,614 for Ms. Borck
      and $1,483 for Ms. Mongeon. These earnings are available to the individuals as part of a stream of 15 annual payments which
      Mr. Gibbons and Ms. Borck are currently eligible to commence receiving upon request. The remainder represents the increase in the present value of the accumulated benefit from the Defined Benefit Pension plan that is not available to participants until retirement and then only as a stream of payments.

Stock-Based Compensation

Union Bankshares, Inc. 1998 Incentive Stock Option Plan, adopted by the Board and approved by the shareholders, is designed to link senior management compensation more closely to corporate performance and increases in shareholder value, and to assist the Company in attracting, retaining and motivating executive management. The Compensation Committee administers the Plan. Only those senior officers and other key employees of the Company or the Bank who are in a position to contribute significantly to profitability and who are recommended by the Compensation Committee and designated by the Board, are eligible to participate.

Awards under the plan consist of options to purchase shares of the Company's common stock at a fixed price, at least equal to 100% of the fair market value of the shares on the day the option is granted. The options may be exercised for a period of time established by the Board at the time of the grant, but no longer than ten years from the date of option grant. The optionholder may pay for the option shares with either cash or other shares of the Company's common stock (valued at their fair market value), including shares withheld upon exercise of the option.

The options granted are subject to a one year vesting period before they become exercisable. All outstanding grants expire five years after the date of grant or four years after they become exercisable. All outstanding grants are subject to early termination following the optionholder's termination of employment during the option period.

Options granted under the plan contain various provisions and limitations intended to qualify them as incentive stock options under federal income tax laws. Generally, the optionholder will not recognize gain at the time the option is granted or exercised, but only upon later sale of the shares received upon exercise. The total number of shares of the Company's common stock that could be awarded under the plan is 75,000, subject to standard adjustments in the case of stock dividends, stock splits, recapitalization and similar changes in the Company's capitalization. To date, the Board has awarded options for the purchase of 29,550 shares, leaving 45,450 shares available for future option grants.

In assessing the grant date values shown in the 2006 Summary Compensation Table above, readers should keep in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date and that value will in large part depend, in turn, on the efforts of the Company's management team.

There were no option awards exercised in 2006 and the Company does not make any stock awards. The following table contains information about stock option grants made to our NEOs during 2006:

                                               2006 Grants of Plan-Based Awards Table

                                                                                                             All Other
                                                                                                  All Other    Option
                                                                                                    Stock      Awards:   Exercise or
                                 Estimated Future Payouts Under   Estimated Future Payouts Under   Awards:    Number of  Base Price
                                 Nonequity Incentive Plan Awards  Equity Incentive Plan Awards    Number of  Securities  of Options
                                 -------------------------------  ------------------------------  Shares of  Underlying     Awards
                                 Threshold    Target    Maximum   Threshold    Target    Maximum  Stock or     Options    ($/Share)
       Name          Grant Date     ($)         ($)       ($)        ($)         ($)       ($)    Units (#)    (#)(1)        (2)
------------------------------------------------------------------------------------------------------------------------------------

Kenneth D. Gibbons   12/20/2006      $0         $0         $0         $0         $0         $0        0         2,000       $22.50

Cynthia D. Borck     12/20/2006      $0         $0         $0         $0         $0         $0        0           750       $22.50

Marsha A. Mongeon    12/20/2006      $0         $0         $0         $0         $0         $0        0           250       $22.50

David S. Silverman   12/20/2006      $0         $0         $0         $0         $0         $0        0           250       $22.50

--------------------
(1)   All options vest on December 19, 2007
(2)   Represents the closing price of the Company's common stock on the date of grant as reported on AMEX.

The following table sets forth certain information under our stock-based compensation plan regarding options held by our NEOs that remained unexercised at December 31, 2006:


                                           Outstanding Equity Awards at December 31, 2006

                                             Option Awards                                            Stock Awards
                    ----------------------------------------------------------------------------------------------------------------
                                                                                                                           Equity
                                                                                                                         Incentive
                                                                                                                            Plan
                                                                                                             Equity       Awards:
                                                                                                            Incentive    Market or
                                                   Equity                                                     Plan         Payout
                                                  Incentive                           Number                 Awards:      Value of
                    Number of      Number of    Plan Awards:                        of Shares    Market     Number of     Unearned
                    Securities     Securities     Number of                         or Units    Value of    Unearned      Shares,
                    Underlying     Underlying    Securities                         of Stock   Shares or  Shares, Units   Units or
                    Unexercised   Unexercised    Underlying   Option                that Have   Units of    or Other    Other Rights
                    Options -      Options -    Unexercised  Exercise     Option       Not     Stock That  Rights That   That Have
                    Exercisable  Unexercisable    Unearned   Price ($)  Expiration    Vested    Have Not    Have Not        Not
Name                   (#)           (#)(1)     Options (#)     (2)        Date        (#)     Vested ($)  Vested (#)    Vested ($)
------------------------------------------------------------------------------------------------------------------------------------

Kenneth D. Gibbons     3,000             0           0         $15.67    12/8/2007      0        $0             0            $0
                       2,000             0           0         $25.30   12/16/2008      0        $0             0            $0
                       2,000             0           0         $26.60     1/1/2009      0        $0             0            $0
                       2,000             0           0         $23.30   12/22/2010      0        $0             0            $0
                           0         2,000           0         $22.50   12/19/2011      0        $0             0            $0
  Total                9,000         2,000

Cynthia D. Borck         500             0           0         $25.30   12/16/2008      0        $0             0            $0
                         750             0           0         $26.60     1/1/2009      0        $0             0            $0
                         750             0           0         $23.30   12/22/2010      0        $0             0            $0
                           0           750           0         $22.50   12/19/2011      0        $0             0            $0
  Total                2,000           750

Marsha A. Mongeon        250             0           0         $25.30   12/16/2008      0        $0             0            $0
                         250             0           0         $26.60     1/1/2009      0        $0             0            $0
                         250             0           0         $23.30   12/22/2010      0        $0             0            $0
                           0           250           0         $22.50   12/19/2011      0        $0             0            $0
  Total                  750           250

David S. Silverman       175             0           0         $15.67    12/8/2007      0        $0             0            $0
                         250             0           0         $25.30   12/16/2008      0        $0             0            $0
                         250             0           0         $26.60     1/1/2009      0        $0             0            $0
                         250             0           0         $23.30   12/22/2010      0        $0             0            $0
                           0           250           0         $22.50   12/19/2011      0        $0             0            $0
  Total                  925           250

--------------------
(1)   Vesting date for all unexercisable options is December 19, 2007.
(2)   Represents the closing price of the Company's common stock on the date of grant as reported on AMEX.

Defined Benefit Pension Plan

The Union Bank Defined Benefit Pension Plan covers all eligible employees of the Bank. Employees are eligible who are not classified as "summer" or "temporary" and who have completed more than 1,000 hours of service in a consecutive twelve-month period. The plan is noncontributory, nondiscriminatory and nonconvertible. An employee generally becomes 100% vested in the plan after 7 years. The plan is designed to provide retirement benefits to all eligible employees and in certain instances would also provide a disability benefit. Benefits begin on retirement after age 65, although early retirement may be taken after age 55, with an actuarially reduced benefit. Mr. Gibbons and Ms. Borck are both eligible for early retirement and their monthly life annuity payments if they had retired on December 31, 2006 would have been $5,692 and $2,441, respectively. Benefit calculations disregard any years of service over 20 and are subject to the limitations under the Internal Revenue Code on the amount of compensation that may be considered in such calculations ($220,000 for 2006) and on the amount of the annual benefit payable under the plan ($175,000 for 2006). Covered compensation for purposes of the benefit calculations includes salary and cash bonuses, but not other forms of compensation. Employees choose the form of annuity payout at the point of retirement or disability and do not have the option of a lump-sum payout.

The following table details the number of years of credited service and the present value of accumulated benefits for each of the NEOs:

                     Pension Benefits as of December 31, 2006

                                                    Number of
                                                    Years of       Present Value of        Payments
                                                    Credited          Accumulated        During Last
       Name                    Plan Name            Service (#)       Benefit ($)      Fiscal Year ($)
------------------------------------------------------------------------------------------------------

Kenneth D. Gibbons    Union Bank Defined Benefit     20.000 (1)        $701,179               $0
                      Pension Plan
Cynthia D. Borck      Union Bank Defined Benefit     19.249            $380,715               $0
                      Pension Plan
Marsha A. Mongeon     Union Bank Defined Benefit     17.305            $221,464               $0
                      Pension Plan
David S. Silverman    Union Bank Defined Benefit     20.000 (2)        $140,585               $0
                      Pension Plan

--------------------
(1)   Actual years of service are 22.862.
(2)   Actual years of service are 20.407.

Deferred Compensation

Union Bankshares, Inc. and Union Bank sponsor two nonqualified deferred compensation plans for Directors and certain key officers. Promised benefits under the plans are general unsecured obligations of the Company and/or the Bank. No assets of the Company have been segregated to meet its obligations under the plans. However, the Company has purchased life insurance and mutual funds to fund substantially all of the benefit payments under the plans. As of December 31, 2006, all named executive officers except David Silverman are participants in at least one of the plans.

The Company's Nonqualified Deferred Compensation Plan is a defined benefit plan which was frozen in 1998 to new participants and in 2004 to additional deferrals. The Board will re-evaluate the plan during 2007 in light of the newly-issued final IRS regulations under Section 409A of the IRS Code, which was added by the federal American Jobs Creation Act of 2004. Prior to 2005, current participants could defer compensation (salary, bonus, or director fees) that would otherwise have been currently payable. Deferred compensation benefits payable are calculated based on the amount deferred, earnings on deferrals and the length of the deferral period. Benefits are generally payable over a 15 year period upon attainment of a certain age, separation from service, or death. Payment in a lump sum is possible in some circumstances.

The Company's Executive Nonqualified Excess Plan was adopted in 2006. The plan is a defined contribution plan to provide a means for participants to elect to defer receipt of current compensation from the Company or the Bank in order to provide retirement or other benefits as selected in the individual adoption agreements. Participants may select among designated reference investments consisting of investment funds, with the performance of the participant's account mirroring the selected reference investment. Distributions are made only upon a qualifying distribution event, which may include a separation from service, death, disability or unforeseeable emergency, or (in the case of distributions from an in-service withdrawal account or education funding account) upon a date specified in the participant's deferral election form. The plan is intended to comply with provisions of Section 409A of the Internal Revenue Code.

The following table provides information about 2006 contributions, earnings, and other information in respect to the Company's deferred compensation plans for each of the NEOs:

                                      2006 Nonqualified Deferred Compensation

                                                                                                        Aggregate
                          Executive         Registrant     Aggregate Earnings        Aggregate         Balance at
                      Contributions in    Contributions          in 2006            Withdrawals/      December 31,
Name                      2006 ($)         in 2006 ($)           ($) (1)         Distributions ($)      2006 ($)
------------------------------------------------------------------------------------------------------------------

Kenneth D. Gibbons      $  3,688 (2)            $0               $33,543              $0                $321,422
Cynthia D. Borck        $  3,688 (2)            $0               $16,614              $0                $186,791
Marsha A. Mongeon       $      0                $0               $ 1,483              $0                $ 29,254
David S. Silverman      $      0                $0               $     0              $0                $      0

--------------------
(1)   All aggregate earnings in 2006 are included in the 2006 Summary Compensation Table column "Change in Pension
      Value and Nonqualified Deferred Compensation Earnings".
(2)   Deferred Union Bankshares, Inc. director's fees are included in the 2006 Summary Compensation Table column
      "All Other Compensation".

Summary

The Committee has reviewed and discussed the Company's December 31, 2006 Compensation Discussion and Analysis with management. Specifically, the Committee has reviewed with management:

      o The Company's compensation philosophy, including objectives of the compensation programs, what the programs are designed to reward, each element of the programs, and why the Company chooses each element of compensation;

      o How the Company chooses the value and amount for each element of compensation;
      o How each individual element fits into the larger total compensation program, objectives and the decisions made regarding other compensation elements;
      o     Changes to executive compensation since the end of 2005; and
      o The balance of long-term and short-term compensation within the context of aligning projected retirement income with pre-retirement annual compensation.


                              INDEPENDENT AUDITORS

The independent registered accounting firm of UHY LLP ("UHY") has served as the Company's independent auditor since its first appointment by the Audit Committee on November 17, 2004, and the Audit Committee has selected UHY as the Company's independent auditor for 2007.

A representative of UHY will be present at the annual meeting and will be given the opportunity to make a statement if he/she so desires and will be available to respond to appropriate questions.


Through the date of this proxy statement filing, UHY had a continuing relationship with UHY Advisors NY, Inc. ("Advisors") from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY's partners provide nonaudit services. UHY has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.


Audit Fees

Aggregate fees billed for professional services rendered to the Company by UHY and/or Advisors for the years ended December 31, 2006 and 2005, were as follows:

                  Services Provided        2006        2005
                  ------------------------------------------

                  Audit                  $ 84,750    $71,750
                  Audit Related            15,316     11,350
                  Tax                       8,850     10,810
                  All Other                     0          0
                                         -------------------
                  Total                  $108,916    $93,910

The Audit fees for each of the two years shown in the table were for the audits of the annual consolidated financial statements of the Company included in the Company's annual report on Form 10-K and review of quarterly financial statements included in the Company's quarterly reports on Form 10-Q, filed with the SEC.

The Audit Related fees for each of the two years shown in the table were for assurance and related services relating to Union Bank's trust operations. Audit related fees for 2006 and 2005 also include fees paid for assistance relating to implementation of various provisions of the Sarbanes-Oxley Act of 2002 and attendance at shareholder and disclosure control committee meetings.

Tax fees for each of the two years shown in the table were for services related to tax compliance, including the preparation of tax returns, review of estimates, consulting and tax planning, and tax advice.

Audit Committee Preapproval Guidelines

All audit and nonaudit services provided by UHY or Advisors during the preceding two fiscal years were approved in advance by the Audit Committee. The Audit Committee has adopted Preapproval Guidelines relating to the provision of audit and nonaudit services by the Company's external auditors. Under these Guidelines, the Audit Committee preapproves both the type of services to be provided by the external auditor and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.

In order to ensure timely review and approval, the Committee has delegated to the Chair of the Committee the authority to amend or modify the list of preapproved services and fees, subject to prompt reporting to the full Committee of action taken pursuant to such delegated authority.

                              SHAREHOLDER PROPOSALS

Under SEC rules, management of the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal even if the proposal has not been discussed in the Company's proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal at the meeting. In order to be considered timely for consideration at the 2008 annual meeting, the shareholder-proponent must have furnished written notice to the Company of the proposal no later than March 4, 2008.

If a shareholder seeks to have his or her proposal included in the Company's proxy materials for the annual meeting, the notification deadline is earlier than noted in the preceding paragraph. In order to be eligible for inclusion in the Company's proxy material for the 2008 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company no later than December 18, 2007 and must comply in all respects with applicable SEC rules relating to such inclusion. Any such proposal will be omitted from or included in the proxy material at the discretion of the Board of Directors, subject to such SEC rules.

                                  OTHER MATTERS

As of the date of this proxy statement, management knows of no business expected to be presented for action at the annual meeting, except as set forth above. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy form will vote in accordance with the recommendations of management.

Union Bankshares, Inc.
Morrisville, Vermont

                                                                      APPENDIX A

                             Union Bankshares, Inc.
                             Audit Committee Charter

PURPOSE

The Audit Committee (Committee) shall assist the Board of Directors (Board) with its oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors.

Although the Committee has the oversight responsibilities and powers set forth in this Charter, it does not have a duty to prepare financial statements, to conduct audits, or determine that the Company's financial statements and disclosures are complete and accurate and in accordance with Generally Accepted Accounting Principles (GAAP) or laws and regulations. Those are the duties and responsibilities of management and the independent auditors.

COMPOSITION

The Committee shall consist of at least three directors appointed annually by a resolution passed by a majority of the Board and each of whom shall satisfy the independence and qualification requirements established by the Securities and Exchange Commission (SEC) and the American Stock Exchange (AMEX). All members should be financially sophisticated and at least one member of the Committee shall qualify as a "financial expert" as defined by the SEC. The Committee shall meet at least quarterly or more frequently as necessary, shall keep minutes of its proceedings, and shall report regularly to the Board of Directors.

DUTIES AND RESPONSIBILITIES

In carrying out its purposes, the Committee shall have the following duties, responsibilities and authority:

Financial Reporting

o     Annually, review and ratify the Disclosure Control Committee Charter.

o Prior to release, review and approve the quarterly press release on earnings.

o Review with management and the independent auditor the Company's Form 10-K prior to filing with the SEC, including the annual financial statements and disclosures contained therein, as well as any certification, report, opinion or review rendered by management or the independent auditor in connection with the foregoing.

o Review Company's proposed quarterly report on Form 10-Q prior to filing with the SEC but after review of the Disclosure Control Committee, legal counsel and independent auditor, including the financial statements and disclosures contained therein, as well as any certification, report, opinion or review rendered by management or the independent auditor in connection with the preparation and certification of the foregoing.

o     Review current reports (Form 8-K) to be filed with the SEC.

o Submit the report that is required of the Committee by the rules of the SEC to be included in the Company's annual proxy statement.

o Prior to filing the Company's annual report with the SEC, review with the independent auditor (i) critical accounting and financial reporting policies and practices used by the Company; (ii) alternative treatments of financial information as permitted by Generally Accepted Accounting principles (GAAP) that have been discussed with the management of the Company, including the ramifications of such alternative treatments and the proper disclosure thereof, as well as any treatment of such financial information that may have been preferred by the independent auditors and
      (iii) other material written communications between the independent auditor and management.

o Meet separately, at least annually, or more frequently as appropriate, with management, the internal auditor, and the external auditor.

The Independent Auditor

o Appoint, compensate and oversee the work of the independent auditor for the Company in connection with the preparation and issuance of any audit report or related work including a review of the proposed scope of such work; and review and resolve any disputes between management and the independent auditor. The Committee shall also have the authority to terminate the engagement of the independent auditor as it deems necessary or appropriate. The independent auditor shall report directly to the Audit Committee.

o Serve as the channel of communication between the independent auditor and the Board.

o Review the qualifications and performance of the independent auditor, and evaluate the independence of the independent auditor, including any potential conflicts of interest that may exist between the Company and the independent auditor. The Committee shall obtain annually a written statement from the independent auditor consistent with Independence Standards Board Standard 1 disclosing all relationships with, and services provided to, the Company by the independent auditor and/or its affiliates. The Committee will discuss such relationships with the independent auditor and take appropriate actions where needed.

o Review the policies governing the hiring of individuals who are or have been a part of the independent audit engagement team.

o Review any significant written communication between the management of the Company and the independent auditor including, without limitation, the independent auditor's observation on internal control matters, management letters, and schedule of unadjusted differences, if any, or any other audit problems or difficulties as well as management's response.

o Preapprove any nonaudit services performed on behalf of the Company by the independent auditor that are not prohibited by law or regulation and ensure that such services are properly disclosed by the Company.

Internal Audit

o Oversee the selection of the internal auditor and review his/her performance and compensation annually. The internal auditor shall report functionally to the Committee and administratively to the Chief Executive Officer.

o     Oversee the internal audit department's staffing, training, and budget.

o Annually review and approve the internal audit plan and any material changes to audit methodology.

o Review significant findings of the internal audit department, and management's responses to those findings, including the risk attributed to unresolved issues.

Internal Controls and Procedures

o Annually review with management and the independent auditor, the basis for disclosures made in the annual report to stockholders regarding the control environment of the Company.

o At least annually consider, in consultation with management, the independent auditor, and the internal auditor, the adequacy of the Company's internal controls including the resolution of identified material weaknesses and reportable conditions, if any.

o Review deficiencies, if any, identified by management in the design and operation of internal controls which may be referred to in the Chief Executive Officer and Chief Financial Officer certifications required by the Sarbanes-Oxley Act of 2002.

o Periodically, as appropriate, review policies and procedures with respect to risk assessment and risk management.

Other Duties

o Establish and ensure that procedures are in place for (i) the receipt, retention and treatment of complaints received by the Company from any source, either internally or externally, in connection with any accounting, internal accounting controls, or audit matters, and (ii) the submission by employees of the Company, on a confidential and anonymous basis, of communications involving any employee concerns regarding questionable accounting or auditing matters.

o Review any related party transactions in accordance with Union Bankshares, Inc. Related Person Transactions Approval Policy.

o Annually review the adequacy of this Charter and recommend any proposed changes to the Board for approval.

o The Committee shall have such other duties as the Board may delegate to the Committee from time to time.

RESOURCES AND AUTHORITY

The Committee shall also have the authority to direct an investigation into any matter related to the Company's business and affairs. The Committee may also retain without approval from the Board or management its own outside counsel and any other advisors that the Committee deems necessary in connection with carrying out its duties. This does not preclude advice from internal counsel or the Company's' outside counsel. The Committee shall determine, in its sole discretion, the level of funding to compensate the independent auditor and any counsel or advisor employed by the Committee and the Company shall be obligated to make such funding available.

                               PLEASE DETACH HERE

                                      PROXY
                             UNION BANKSHARES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 16, 2007

The undersigned hereby appoints JoAnn A. Tallman and Marsha A. Mongeon, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be held at the offices of Union Bank, 20 Lower Main Street, Morrisville, Vermont on Wednesday, May 16, 2007, at 3:00 p.m., local time, and at any adjournment thereof.

1. TO FIX THE NUMBER OF DIRECTORS AT EIGHT (OR SUCH LESSER NUMBER AS CIRCUMSTANCES MAY WARRANT) FOR THE ENSUING YEAR AND TO ELECT THE NOMINEES LISTED BELOW. (All terms expire at the next annual meeting.)

         [ ] FOR ALL NOMINEES          [ ] WITHHOLD AUTHORITY AS
             (Except as noted below)       TO ALL NOMINEES
    Cynthia D. Borck         Franklin G. Hovey, II      Richard C. Sargent
    Steven J. Bourgeois      Richard C. Marron          John H. Steel
    Kenneth D. Gibbons       Robert P. Rollins

      INSTRUCTION: To withhold authority to vote for any individual nominees while voting in favor of the others, strike a line through the nominee's name in the list above.

2. TO AMEND SECTION 7 OF THE COMPANY'S AMENDED AND RESTATED ARTICLES OF ASSOCIATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 5,000,000 TO 7,500,000.

         [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

In their discretion, the persons named as Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

                   (continued, and to be signed on other side)

    Union Bankshares, Inc.
    20 Lower Main Street
    PO Box 667
    Morrisville, VT 05661

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                               PLEASE DETACH HERE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THE BOARD RECOMMENDS A VOTE "FOR" ARTICLES 1 AND 2. SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND DATED, BUT NO VOTING SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ARTICLES 1 AND 2.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD IN
THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

     _____ I/we plan to attend in person. (Number of persons attending: _____)
     _____ I/we do not plan to attend in person.

                                        Dated:__________________________, 2007

                                        Please sign exactly as your name(s)
                                        appear(s) on this proxy card. If shares
                                        are held jointly, both holders should
                                        sign. When signing as attorney,
                                        executor, administrator, trustee,
                                        guardian, or representative capacity,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by president or other
                                        authorized officer. If a partnership or
                                        entity, please sign in partnership or
                                        entity name by authorized person.


                                        ----------------------------------------
                                        Signature

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                                        Signature if held jointly